                                                                    EXHIBIT 4.1

                                SECOND AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of March 5, 2002

                  This Second Amendment, dated as of March 5, 2002, is entered into between AMERICAN COUNTRY HOLDINGS INC., a corporation formed under the laws of the State of Delaware (the "BORROWER"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation having its principal office at 50 South LaSalle Street, Chicago, Illinois 60675 (the "LENDER").

                                    RECITALS:

                  A. The Borrower and the Lender have entered into an Amended and Restated Credit Agreement dated as of March 24, 2000 (said Revolving Credit Agreement, as heretofore amended, shall hereinafter be referred to as the "AGREEMENT"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

                  B. The Borrower and the Lender wish to amend certain provisions of the Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. AMENDMENTS. The Agreement is hereby amended as of the date hereof as follows:

         1.1      DEFINITIONS.

                  CHANGE OF CONTROL. The definition of the term "Change of Control" set forth in Article I of the Agreement is hereby amended to read in its entirety as follows:

                  "CHANGE OF CONTROL" means (a) Wilmer J. Thomas, Jr. (and/or Harvey P. Eisen, Bedford Oaks Advisers LLC, Richard K. Konrad and Value Architects LLC) and Martin L. Solomon shall collectively cease to own beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trust of any kind at least 51% of the outstanding shares of voting capital stock of the Borrower on a fully diluted basis (b) Martin L. Solomon shall cease to own beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind at least 15% of the outstanding shares of voting capital stock of the Borrower on a fully diluted basis, (c) any Person (other than Martin L. Solomon, Wilmer J. Thomas Jr., Harvey P. Eisen, Bedford Oaks Advisers LLC, Richard H. Konrad and Value Architects LLC) or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 shall own or control the voting of 20% or more of the outstanding shares of voting stock of the Borrower, (d) during any

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                  period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "CONTINUING DIRECTORS") who (i) were directors of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower or (e) the Borrower shall cease to own beneficially and of record, free and clear of all Liens (except for the benefit of the Lender), other encumbrances or voting agreements, restrictions or trusts of any kind 100% of the outstanding shares of capital stock of either ACF or ACI; Provided, that any voting capital stock transferred to a spouse of Martin L. Solomon, Wilmer J. Thomas, Jr., Harvey P. Eisen or Richard H. Konrad, the direct descendants of such Person, an entity controlled by such Person and/or a trust for the benefit of such Person shall be deemed to be held by such Person for the purposes of this definition.

                  EURODOLLAR RATE. The definition of the term "Eurodollar Rate" set forth in Article I of the Agreement is hereby amended to read in its entirety as follows:

                  "EURODOLLAR RATE" means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period PLUS (b) 1.50% per annum in the case of a Eurodollar Loan which constitutes a Revolving Credit Loan and in the case of a Eurodollar Loan which constitutes the Term Loan, 1.50% per annum during the period through and including April 30, 2004 and 1.75% per annum thereafter. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

                  PLEDGE AGREEMENT. The following definition of Pledge Agreement is hereby added to Article I of the Credit Agreement:

                  "PLEDGE AGREEMENT" means a pledge agreement of the Borrower in substantially the form attached as Exhibit D hereto.

                  REVOLVING CREDIT COMMITMENT. The definition of the term "Revolving Credit Commitment" set forth in Article I of the Agreement is hereby amended to read in its entirety as follows:

                  "REVOLVING CREDIT COMMITMENT" means the obligation of the Lender to make Revolving Credit Loans to the Borrower in an aggregate amount not to exceed (a) $2,000,000 for the period

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                  through and including May 30, 2002 and (b) $1,000,000 at any time thereafter, as such amounts may be modified from time to time pursuant to the terms hereof.

                  REVOLVING CREDIT TERMINATION DATE. The definition of the term "Revolving Credit Termination Date" set forth in Article I of the Agreement is hereby amended to read in its entirely as follows:

                  "REVOLVING CREDIT TERMINATION DATE" means November 30, 2002.

                  TERM LOAN MATURITY DATE. The definition of the term "Term Loan Maturity Date" set forth in Article I of the Agreement is hereby amended to read in its entirety as follows:

                  "TERM LOAN MATURITY DATE" means April 30, 2005.

         1.2 TERM LOAN. Section 2.2(c) of the Agreement is hereby amended to read in its entirety as follows:

         "(c)     The Term Loan is payable in four installments set forth below.
Each installment is payable on the date set forth below. The Term Loan shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable on the Term Loan Maturity Date.

               INSTALLMENT DATE                    AMOUNT
               05/30/02                            $2,000,000
               04/30/03                            $2,000,000
               04/30/04                            $2,000,000
               04/30/05                            $2,000,000"

         1.3      FINANCIAL COVENANTS.

                  (a) MINIMUM SHAREHOLDERS' EQUITY. Section 6.27(a) of the Agreement is hereby amended to read in its entirety as follows:

                  "(a) MINIMUM SHAREHOLDERS' EQUITY. At all times after the date hereof, maintain a minimum Shareholders' Equity at least equal to the greater of (i) the sum of (1) $31,000,000 PLUS (2) 50% of the Borrower's positive consolidated Net Income, if any, for each Fiscal Quarter ending December 31, 2001 and on or prior to the date of determination, PLUS (3) 50% of the Net Available Proceeds received by the Borrower or any Subsidiary from the issuance of equity securities after the date of this Agreement, PLUS (4) 50% of the aggregate amount of capital contributions made to the Borrower after the date of this Agreement; or (ii) an amount equal to $31,000,000 for the calendar year ending December 31, 2001, increasing to $34,000,000 as of May 30, 2002, further increasing to

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

                  $36,000,000 for the calendar year ending December 31, 2002, and increasing by $2,000,000 each subsequent calendar year end thereafter."

                  (b) ACF NET WORTH. Section 6.27(d) of the Agreement is hereby amended to state in its entirety as follows:

                  "(d) ACF NET WORTH. At all times after the date hereof, cause ACF to maintain a minimum shareholders' equity, as determined in accordance with Agreement Accounting Principles, at least equal to $100,000."

         1.4 INDEBTEDNESS. Section 6.11 of the Agreement is hereby amended to read in its entirety as follows:

         "6.11 INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                  (a)      The Loans;

                  (b) Indebtedness existing on the date of the First Amendment to this Agreement and described in SCHEDULE
                           1.4 to such First Amendment;

                  (c) Indebtedness with respect to Contingent Obligations permitted under SECTION 6.17;

                  (d)      Rate Hedging Obligations related to the Loans;

                  (e) Indebtedness owed by the Borrower to any Subsidiary or any Subsidiary to the Borrower; and

                  (f) Indebtedness incurred by ACF in the ordinary course of business and owing to ACI with a principal amount not to exceed $6,000,000 at any one time outstanding."

         1.5 LEASE RENTALS. Section 6.20 of the Agreement is hereby amended by the deletion of the number "$1,000,000" and the substitution of the number "$1,500,000" therefor.

         1.6 PLEDGE AGREEMENT. The Agreement is hereby amended by the addition of an Exhibit D in the form of Exhibit D hereto.

2. WAIVER. The Lender hereby waives any breach of the Agreement which may have existed prior to giving effect to this Amendment so long as such breach shall not be so continuing after giving effect to this Amendment. This waiver shall be limited to its terms and shall not constitute a waiver of any other rights the Lender may have from time to time.

3. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender that:

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         3.1      REPRESENTATIONS AND WARRANTIES. The representations and
warranties in the Agreement are true and correct as of the date of this Amendment as if made on the date of this Amendment.

         3.2 AUTHORIZATION. This Amendment and the Pledge Agreement are within the Borrower's powers, have been duly authorized, and do not conflict with any of the Borrower's articles of incorporation or bylaws.

         3.3 NO CONFLICT. This Amendment and the Pledge Agreement do not conflict with any law, agreement, or obligation by which the Borrower is bound.

         3.4 VALIDITY AND BINDING EFFECT. The Agreement, as amended by this Amendment, and the Pledge Agreement are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

4. CONDITIONS PRECEDENT. The amendments contemplated hereof are subject to the satisfaction of each of the following conditions precedent:

         4.1 DOCUMENTATION. The Borrower shall have delivered to the Lender the following documents, in form and substance satisfactory to the Lender:

                  (a) RESOLUTIONS. A copy, duly certified by the secretary or assistant secretary of the Borrower, of (i) resolutions of the Borrower's Board of Directors authorizing or ratifying the execution and delivery of this Amendment and the Pledge Agreement and authorizing the borrowings under the Agreement, as amended hereby, and (ii) all approvals or consents, if any, with respect to this Amendment and the Pledge Agreement.

                  (b) INCUMBENCY CERTIFICATE. A certificate of the secretary or an assistant secretary of the Borrower certifying the names of the Borrower's officers authorized to sign this Amendment and the Pledge Agreement and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

                  (c) PLEDGE AGREEMENT. A duly executed Pledge Agreement, together with such financing statements, stock certificates and stock powers executed in blank as the Lender may reasonably request.

                  (d) OPINION. An opinion of counsel to the Borrower in form satisfactory to the Lender.

                  (e) OTHER. Such other documents as the Lender may reasonably request.

         4.2 REVOLVING CREDIT LOANS. The Borrower shall have made such payments as may have been necessary to cause the outstanding principal amount of the Revolving Credit Loans not to exceed $2,000,000.

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

         4.3 FEES. The Borrower shall have paid all fees (including reasonable legal fees), costs and expenses incurred by the Lender in connection with the Agreement and this Amendment.

         4.4 NO DEFAULT. After giving effect to this Amendment, no Default and no event which, with the giving of notice or the passage of time shall constitute a Default, shall have occurred and be continuing.

         4.5 REPRESENTATIONS AND WARRANTIES. As of the date of this Amendment, the representations and warranties of the Borrower set forth in
Article V of the Agreement and in Section 3 of this Amendment shall be true and correct in all material respects as though made on such date, except for such changes as are specifically permitted under this Agreement.

5. EFFECT OF THIS AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

6. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

8. SUCCESSORS. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

     This Amendment is executed at Chicago, Illinois as of the date first stated above.

                              THE NORTHERN TRUST COMPANY

                              By:
                                 -----------------------------------------------
                              Title
                                   ---------------------------------------------

                              AMERICAN COUNTY HOLDINGS INC.

                              By:
                                 -----------------------------------------------
                              Title
                                   ---------------------------------------------

                                    EXHIBIT D

                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT dated as of March 5, 2002, among AMERICAN COUNTRY HOLDINGS INC., a Delaware corporation (the "PLEDGOR") and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "LENDER")

                              W I T N E S S E T H:

                  WHEREAS, pursuant to an Amended and Restated Credit Agreement, as amended (as so amended, the "CREDIT AGREEMENT"), the Lender has extended commitments to make Loans to the Pledgor;

                  WHEREAS, the Borrower has requested an amendment to the Credit Agreement;

                  WHEREAS, as a condition precedent to such amendment, the Pledgor is required to execute and deliver this Pledge Agreement;

                  WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

                  WHEREAS, the Pledgor is the legal and beneficial owner of the shares of stock (such shares of stock, together with shares of stock described in SECTION 2(b), the "PLEDGED SHARES") described on SCHEDULE I hereto and issued by the corporations named therein (each an "ISSUER" and collectively, the "ISSUERS"), which Pledged Shares constitute the percentage of all the issued and outstanding shares of capital stock of such companies identified on such
SCHEDULE I.

                  NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make Loans to the Borrower pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of the Lender, as follows:

                  1. DEFINED TERMS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  (b) As used herein, the term "Obligations" means the collective reference to all obligations of the Pledgor, howsoever created, arising or evidenced to the Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, the Credit Agreement or any other documents made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Pledgor pursuant to the terms of the Credit Agreement or any other Loan Document).

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                  (c)      The words "hereof," "herein" and "hereunder" and
         words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. GRANT OF SECURITY. The Pledgor hereby transfers, assigns and pledges to the Lender, and hereby grants to the Lender, a continuing security interest in, the following, whether now owned or existing or hereafter acquired or existing (collectively, the "COLLATERAL"):

                  (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, securities, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                  (b) all additional shares of stock of any of the Issuers listed in Schedule I hereto at any time and from time to time acquired by the Pledgor in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                  (c) all other property hereafter delivered by the Pledgor to the Lender in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

                  (d) to the extent not covered by clauses (a) through (c) above, respectively, all products and proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term "proceeds" includes, without limitation, whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  3. SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the payment of all Obligations of the Pledgor. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

                  4. DELIVERY OF THE COLLATERAL. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender. The Lender shall have the right, at any time after

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

the occurrence and during the continuance of an Event of Default and without notice to the Pledgor, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Shares.

                  5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

                  (a) The Pledged Shares set forth on Schedule I hereto represent on the date hereof all of the issued and outstanding capital stock of each Issuer.

                  (b) The Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and beneficial owner of the Collateral, as indicated on SCHEDULE I, pledged or assigned by the Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement.

                  (c) As of the date of this Pledge Agreement, the Pledged Shares pledged by the Pledgor hereunder have been duly authorized and validly issued and are fully paid and non-assessable.

                  (d) The execution and delivery by the Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by the Pledgor hereunder pursuant hereto create a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

                  (e) The Pledgor has full power, authority and legal right to pledge all the Collateral pledged by the Pledgor pursuant to this Pledge Agreement and will defend its and the Lender's title or interest thereto or therein (and in the proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, or any and all persons whomsoever.

                  (f) The information contained on Schedule I hereto with respect to the Pledgor is true and accurate in all respects.

                  6. FURTHER ASSURANCES. The Pledgor agrees that, so long as any of the Obligations shall be outstanding, at the expense of the Pledgor, it will (i) promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to grant a security interest in all equity interests the Pledgor may hold directly from time to time in any Issuer and in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral or such equity interests and (ii) execute and deliver to the Lender such stock powers and similar documents relating to Pledgor's Collateral and such equity interests, satisfactory in form and substance to the Lender, as the Lender may reasonably request.

                  7. HOLDING IN NAME OF LENDER, ETC. The Lender may from time to time after the occurrence and during the continuance of a Default, without notice to the Pledgor, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of the Lender or any nominee or sub-agent for the Lender, with or without disclosing that such

Collateral is subject to the Lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

                  8. VOTING RIGHTS: DIVIDENDS AND DISTRIBUTIONS: ETC. Notwithstanding the provisions of SECTION 7, (a) so long as no Default shall have occurred and be continuing:

                           (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Loan Documents; PROVIDED, HOWEVER, that the Pledgor agrees that it will not exercise any such right in any manner which would have a material adverse effect on the value of the Collateral.

                           (ii) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to PARAGRAPH (i) above.

                  (b) Subject to PARAGRAPH (c) below, the Pledgor shall be entitled to receive and retain any and all lawful dividends payable in respect of the Collateral (except dividends payable in stock of the Issuer) if such dividends are permitted by the Credit Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or securities, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by the Pledgor, shall be forthwith delivered to the Lender in due form for transfer (i.e., endorsed in blank or accompanied by undated stock or bond powers executed in blank) to be held for the purposes of this Pledge Agreement.

                  (c) Upon written notice to the Pledgor by the Lender following the occurrence and during the continuance of a Default, but subject to the terms of SECTION 25:

                           (i) all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to
                  SECTION 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Default;

                           (ii) all rights of the Pledgor to receive the dividends, distributions and principal and interest payments that the Pledgor would otherwise be authorized to receive and retain pursuant to SECTION 8(b) shall cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Default;

                           (iii) all dividends, distributions and principal and interest payments that are received by the Pledgor contrary to the provisions of SECTION 8(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Lender as Collateral in the same form as so received (with any necessary endorsements);

                           (iv) any and all money and other property paid over to or received by the Lender pursuant to this PARAGRAPH
                  (c) shall be retained by the Lender as additional Collateral hereunder and applied in accordance with the provisions hereof; and

in order to permit the Lender to receive all dividends, distributions and principal and interest payments to which it may be entitled under SECTION 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to SECTION 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under SECTION 8(c)(ii) above, the Pledgor shall, if necessary, upon written notice from the Lender, from time to time execute and deliver to the Lender, appropriate proxies, dividend payment orders and other instruments as the Lender may reasonably request.

                  9.       TRANSFERS AND OTHER LIENS: ADDITIONAL COLLATERAL:
ETC. So long as any of the Obligations shall be outstanding, Pledgor shall not
(i) sell, assign, exchange, pledge, transfer, encumber or otherwise dispose of, or grant any option, warrant or right with respect to, any of the Collateral or
(ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement.

                  10. LENDER APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Lender as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise to take any action and to execute any instrument, in each case after the occurrence and during the continuance of a Default, that the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

                  11. THE LENDER'S DUTIES. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Pledgor shall request in writing, but failure of the Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Lender to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

                  12. REMEDIES. If any Default shall have occurred and be continuing:

                  (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Illinois at such time (the "ILLINOIS UNIFORM COMMERCIAL CODE"), irrespective of whether the Illinois Uniform Commercial Code applies to the affected Collateral. The Lender also (i) may without notice, advertisement, hearing or process of law of any kind except as specified below, (x) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral, (y) bid for and purchase any or all of the Collateral at any such public sale and (ii) shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public or private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, the Pledgor hereby waives any claim against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree.

                  (b) The Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Lender of any of its rights and remedies during the continuance of a Default.

                  (c) Each purchaser at any sale pursuant to CLAUSE (a) above, shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  (d) Any proceeds of any of the Collateral may be applied by the Lender to the payment of expenses in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Lender against, all or any part of the Obligations in such order as the

         Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to any other Person that may be lawfully entitled to receive such surplus.

                  (e) The Lender may exercise any and all rights and remedies of the Pledgor in respect of the Collateral.

                  (f) All payments received by the Pledgor after the occurrence and during the continuance of a Default in respect of the Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement).

                  (g) The Lender is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (i) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (ii) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Lender shall not be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

                  13.      AMENDMENTS. ETC. WITH RESPECT TO THE OBLIGATIONS:
WAIVER OF RIGHTS. The Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Credit Agreement, the other Loan Documents, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto.

                  14. CONTINUING SECURITY INTEREST: ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Pledge Agreement shall create a continuing security interest in the Collateral and, unless released as contemplated by Section 9(b), shall (a) remain in full force and effect until the termination of the Obligations, (b) be binding upon the Pledgor, its successors and assigns and

(c) inure, together with the rights and remedies of the Lender and its successors, transferees and assigns.

                  15. REINSTATEMENT. This Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor, all as though such payments had not been made.

                  16. NOTICES. All notices, requests and demands pursuant hereto shall be made in accordance with Section 7.3 of the Credit Agreement.

                  17. COUNTERPARTS. This Pledge Agreement may be executed on separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  18. SEVERABILITY. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  19. INTEGRATION. This Pledge Agreement represents the agreement of the Pledgor with respect to the subject matter hereof and there are no promises or representations by the Lender relative to the subject matter hereof not reflected herein or in the other Loan Documents.

                  20. AMENDMENTS IN WRITING: NO WAIVER: CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Lender.

                  (b) The Lender shall not by any act (except by a written instrument pursuant to SECTION 20(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Lender would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  21. SECTION HEADINGS. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof

                  22. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Lender and its successors and assigns, except that the Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Lender.

                  23. WAIVER OF JURY TRIAL. THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  24. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

                  25. ACTIONS REQUIRING APPROVAL. (a) Notwithstanding anything to the contrary contained in this Pledge Agreement or any of the documents executed pursuant hereto, the Lender will not take any action pursuant to this Pledge Agreement, or any such documents, which would constitute or result in a direct or indirect change of control of any Issuers (including any direct or indirect voting or act transferring control of any Pledged Shares) without first obtaining the approval (or an exemption from the requirement to obtain such approval) of the applicable regulatory authority for such Issuers, if such approval is required by such regulatory authority.

                  (b) If a Default shall have occurred and be continuing, the Pledgor shall take any action which the Lender may request in the exercise of its rights and remedies under this Pledge Agreement in order to transfer or assign the Collateral to the Lender or to such one or more third parties as the Lender may designate, or to a combination of the foregoing. To enforce the provisions of this SECTION 25, the Lender is empowered to seek from any governmental authority, to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Pledge Agreement for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Pledgor agrees to cooperate with any such purchaser and with the Lender in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining any applicable governmental authority's consent to the assignment to such purchaser of the Collateral. The Pledgor hereby agrees to consent to any such involuntary transfer of control upon the request of the Lender after and during the continuation of a Default and, without limiting any rights of the Lender under this Pledge Agreement, to authorize the Lender to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial or other consent required by governmental authorities, in order to effectuate the transactions contemplated in this SECTION 25. Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Lender under this Pledge

         Agreement. The Pledgor shall cooperate fully in obtaining the approval or consent of each governmental authority required to effectuate the foregoing.

                  (c) If a Default shall have occurred and be continuing, the Pledgor shall use its best efforts to assist in obtaining consent or approval of any governmental authority, if required, for any action or transactions contemplated by this Pledge Agreement, including, without limitation, the preparation, execution and filing of the transferor's or assignor's portion of any application or applications for consent to the transfer of control or assignment necessary or appropriate under applicable rules and regulations for approval of the transfer or assignment of any portion of the Collateral.

                        [Signatures Follow on Next Page]

          IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                           AMERICAN COUNTRY HOLDINGS INC.

                           By:
                              -----------------------------------------------
                              Title:
                                    -----------------------------------------

                           THE NORTHERN TRUST COMPANY

                           By:
                              -----------------------------------------------
                              Title:
                                    -----------------------------------------

                                                                      SCHEDULE 1
                                                         TO THE PLEDGE AGREEMENT

                                      STOCK

                                              CLASS OF STOCK/   STOCK CERTIFICATE  NUMBER OF  PERCENTAGE OF OUTSTANDING
                 ISSUER                          PAR VALUE            NO(S)         SHARES       SHARES/INTEREST
--------------------------------------------  ----------------  -----------------  ---------  -------------------------
American Country Insurance Company              Common $1.00        1,000,000           1               20%
--------------------------------------------  ----------------  -----------------  ---------  -------------------------
American Country Insurance Company              Common $1.00        4,000,000           2               80%
--------------------------------------------  ----------------  -----------------  ---------  -------------------------
America Country Financial Services Corp.       Common No par            1,000           1              100%
--------------------------------------------  ----------------  -----------------  ---------  -------------------------